Filed Pursuant to Rule 424(b)(5)

Registration No. 333-290046

Prospectus Supplement

(To Prospectus dated March 24, 2026)

8,000,000 Ordinary Shares

We are offering to certain investors under a securities purchase agreement dated March 26, 2026 between us and certain investors, in a registered direct offering, or the offering, 8,000,000 of our ordinary shares, no par value per share, or the Ordinary Shares, through this prospectus supplement and the accompanying prospectus.

In a concurrent private placement, or the Concurrent Private Placement, we are issuing to the same investors (i) unregistered Series B ordinary warrants to purchase up to 8,000,000 ordinary shares, or the Series B Warrants, and (ii) unregistered Series C ordinary warrants to purchase up to 8,000,000 ordinary shares, or the Series C Warrants, and together with the Series B Warrants, the Warrants. The Series B Warrants have an exercise price of $0.55 per share and will expire five years following the date of issuance. The Series C Warrants at an exercise price of $0.55 per share and will expire one year following the date of issuance.

Each Ordinary Share is being sold together with one Series B Warrant to purchase one Ordinary Share and one Series C Warrant to purchase one Ordinary Share. The combined purchase price per Ordinary Share and accompanying Warrants is $0.50.

The Warrants and the ordinary shares issuable upon the exercise of the Warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended, or the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Our Ordinary Shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “ICCM”. On March 26, 2026, the last reported sale price of our Ordinary Shares on Nasdaq was $0.39 per share.

The aggregate market value of our outstanding Ordinary Shares held by non-affiliates as of the date of this prospectus supplement was approximately $30,554,953 based on 73,180,045 Ordinary Shares outstanding, 41,856,100 of which were held by non-affiliates, and a per share price of $0.73 based on the closing sale price of our Ordinary Shares on March 16, 2026. During the prior 12 calendar month period that ends on and includes the date of this prospectus supplement, we have offered approximately $3,885,190 of securities pursuant to General Instruction I.B.5 of Form F-3.

There is no established public trading market for the Warrants, and we do not expect a market to develop. Without an active trading market, the liquidity of the Warrants will be limited. In addition, we do not intend to apply for a listing of the Warrants on any national securities exchange or other nationally recognized trading system.

Investing in any of our securities involves a high degree of risk. See the “Risk Factors” section beginning on page S-4 of this prospectus supplement and page 3 of the accompanying prospectus, as well as our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We have engaged A.G.P./Alliance Global Partners to act as our placement agent, or the Placement Agent, in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities but has agreed to use its best efforts to sell the securities offered by this prospectus supplement and accompanying prospectus. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds raised in this offering as set forth in the table below:

	Per Ordinary Share and Privately Placed Warrants	Total
Offering price	$0.50	$4,000,000
Placement Agent’s fees(1)	$0.035	$280,000
Proceeds, before expenses, to us(2)	$0.465	$3,720,000

(1)	We have agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds from the sale of the securities sold in this offering and the Concurrent Private Placement, except that a reduced cash fee of 3.0% will apply to proceeds from certain investors mutually agreed upon by the Company and the Placement Agent. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering and the Concurrent Private Placement. See “Plan of Distribution” beginning on page S-15 for additional information regarding the compensation to be paid to the Placement Agent.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Warrants being issued in the Concurrent Private Placement.

Delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about March 27, 2026, subject to the satisfaction of certain closing conditions.

Sole Placement Agent

A.G.P

This prospectus supplement is dated March 26, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This document is in two parts: (i) this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and (ii) a shelf registration statement on Form F-3 (File No. 333-290046) that the SEC declared effective on March 24, 2026. Generally, when we refer to this prospectus, we are referring to all parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized, and the Placement Agent has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Ordinary Shares. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement, and “Incorporation of Certain Information by Reference” in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus, “we,” “us,” “our,” the “Company” and “IceCure” refer to IceCure Medical Ltd. and its wholly owned subsidiaries, IceCure Medical Inc., a Delaware corporation, IceCure Medical HK Limited, a Hong Kong corporation and IceCure (Shanghai) MedTech Co., Ltd., a subsidiary of IceCure Medical HK Limited.

All trademarks or trade names referred to in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain, and our officers and representatives may from time to time make, “forward-looking statements,” which include information relating to future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “goal,” “seek,” “project,” “strategy,” “likely,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements are neither historical facts, nor should they be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our planned level of revenues and capital expenditures;

●	our available cash and our ability to obtain additional funding;

●	our ability to market and sell our products;

●	regulatory developments in the United States and other countries;

●	our plans to continue to invest in research and development to develop technology for both existing and new products;

●	our ability to enroll the required number of patients within the timelines required by the FDA for our post-market surveillance study for ProSense in the treatment of low-risk breast cancer in women aged 70 and above;

●	our ability to maintain our relationships with suppliers, manufacturers and other partners;

●	our ability to internally develop new inventions and maintain and protect our European, U.S., and other patents and other intellectual property;

●	our ability to obtain and maintain regulatory approvals for our products and their associated indications for use;

●	our ability to retain key executive members;

●	our ability to expose and educate physicians and other medical professionals about the use cases of our products;

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●	our ability to comply with Nasdaq’s continued listing requirements, and timing and effect thereof;

●	our expectations regarding our tax classifications;

●	interpretations of current laws and the passages of future laws; and

●	general market, political and economic conditions in the countries in which we operate, including those related to regional security conditions, geopolitical tensions and the potential escalation or renewal of hostilities in Israel and the broader Middle East.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus supplement in greater detail under the heading “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act do not protect any forward-looking statements that we make in connection with this offering. All forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are based on information available to us as of the date of this prospectus supplement or the date of the applicable document incorporated by reference. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. We qualify all of our forward-looking statements by these cautionary statements.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY OUR MANAGEMENT. IN REVIEWING THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT THERE MAY BE OTHER POSSIBLE RISKS THAT COULD BE IMPORTANT.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors,” the financial statements, and related notes, and the other information incorporated by reference herein and therein.

When used herein, unless the context requires otherwise, references to “IceCure”, the “Company,” “our company”, “we”, “our”, and “us” refer to IceCure Medical Ltd., an Israeli company, and its wholly owned subsidiaries, IceCure Medical Inc., a Delaware corporation, IceCure Medical HK Limited, a Hong Kong corporation and IceCure (Shanghai) MedTech Co., Ltd., a subsidiary of IceCure Medical HK Limited.

Overview of Our Company

We are a commercial stage medical device company focusing on the research, development and marketing of cryoablation systems and technologies based on liquid nitrogen, or LN2, for treating tumors. Cryoablation is the process by which benign and malignant tumors are ablated (destroyed) through freezing such tumors. Our proprietary cryoablation technology is a minimally invasive alternative to surgical intervention for tumors, including those found in breast, lungs, kidneys, bones and other indications. Our lead commercial cryoablation product is the ProSense system and its associated disposable CryoProbes. The ProSense system has received marketing authorization from the United States Food and Drug Administration for the local treatment of low-risk breast cancer with adjuvant endocrine therapy for women aged 70 and above, including patients who are not suitable for surgical alternatives for breast cancer treatment.

Corporate Information

We are an Israeli corporation based in Caesarea, Israel and were incorporated in Israel in 2006. On February 2, 2011, we became a public company in Israel and our Ordinary Shares were listed for trade on the Tel Aviv Stock Exchange, or the TASE. On August 26, 2021, our Ordinary Shares were listed for trade on Nasdaq. Our principal executive offices are located at 7 Ha’Eshel St., PO Box 3163, Caesarea, 3079504 Israel. Our telephone number in Israel is +972-4-6230333. Our website address is http://www.icecure-medical.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

THE OFFERING

Ordinary Shares offered by us:	8,000,000 Ordinary Shares

Offering price per Ordinary Share and privately placed Warrants:	$0.50

Ordinary Shares outstanding prior to the offering:	73,180,045 Ordinary Shares

Ordinary Shares to be outstanding after this offering:	81,180,045 Ordinary Shares

Use of proceeds	We estimate the net proceeds to us from this offering will be approximately $3.5 million, after deducting the Placement Agent’s fees and estimated offering expenses payable by us. We currently intend to use the net proceeds from the Offerings for working capital and general corporate purposes. See “Use of Proceeds.”

Concurrent Private Placement	In the Concurrent Private Placement, we are also selling to the purchasers of Ordinary Shares in this offering, the Warrants to purchase up to 16,000,000 Ordinary Shares, consisting of the Series B Warrants to purchase up to 8,000,000 Ordinary Shares and the Series C Warrants to purchase up to 8,000,000 Ordinary Shares. The Warrants will be exercisable immediately at an exercise price of $0.55 per Ordinary Share, with the Series B Warrants expiring five years from the date of issuance and the Series C Warrants expiring one year from the date of issuance. The Warrants and the Ordinary Shares issuable upon the exercise of the Warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. See the section titled “Concurrent Private Placement of Warrants.” Pursuant to the securities purchase agreement, dated March 26, 2026, by and between the Company and the purchasers parties thereto, or the Purchase Agreement, we agreed to file a registration statement on Form F-1 within 15 calendar days of the date of the Purchase Agreement, to register the 16,000,000 Ordinary Shares issuable upon the exercise of the Warrants and to use commercially reasonable efforts to cause such registration statement to become effective within 60 days, or within 90 days of the filing of the registration statement in the event of a full review by the SEC, and to keep such registration statement effective as provided in such agreement.

Best Efforts Offering	We have agreed to issue and sell the securities offered hereby to the purchasers through the Placement Agent and the Placement Agent has agreed to offer and sell such securities on a “best efforts” basis. The Placement Agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby. See “Plan of Distribution” on page S-15 of this prospectus supplement.

Risk factors	You should read the “Risk Factors” section beginning on page S-4 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase our securities.

Nasdaq symbol	“ICCM” for the Ordinary Shares

The number of Ordinary Shares to be outstanding immediately after this offering as shown above is based on 73,180,045 Ordinary Shares outstanding as of March 26, 2026 and excludes:

●	an aggregate of 3,294,942 Ordinary Shares issuable upon the exercise of outstanding options to purchase Ordinary Shares, at exercise prices ranging between NIS 2.4 to NIS 17.9 (approximately $0.78 to $5.73) per Ordinary Share, issued to directors, officers, service providers and employees issued under our IceCure Medical Ltd. 2006 Employee Share Option Plan, as amended from time to time (the “2006 Option Plan”);

●	an aggregate of 948,633 Ordinary Shares issuable upon the exercise of outstanding options to purchase Ordinary Shares, at exercise prices ranging between NIS 2.30 to NIS 2.74 (approximately $0.74 to $0.88) per Ordinary Share, issued to directors, officers, service providers and employees issued under our IceCure Medical Ltd. 2024 Employee Equity Incentive Plan (the “2024 Incentive Plan”);

●	an aggregate of 1,884,998 Ordinary Shares issuable upon the vesting of restricted share units (“RSUs”), granted under the 2024 Incentive Plan;

●	an aggregate of 9,703,199 Ordinary Shares issuable upon the exercise of ordinary warrants, at an exercise price of $1.00 per Ordinary Share, issued in our rights offering completed in August 2025, or the Rights Offering;

●	an aggregate of 40,873 Ordinary Shares issuable upon the exercise of pre-funded warrants, at an exercise price of $0.0001 per Ordinary Share, issued in the Rights Offering;

●	an aggregate of 8,000,000 Ordinary Shares issuable upon the exercise of the Series B Warrants issued in connection with the Concurrent Private Placement, at an exercise price of $0.55 per Ordinary Share; and

●	an aggregate of 8,000,000 Ordinary Shares issuable upon the exercise of the Series C Warrants issued in connection with the Concurrent Private Placement, at an exercise price of $0.55 per Ordinary Share.

RISK FACTORS

Investing in our securities involves a high degree of risk. These disclosures reflect our beliefs and opinions as to factors that could materially and adversely affect us and our securities in the future. References to past events are provided by way of example only and are not intended to be a complete listing or a representation as to whether or not such factors have occurred in the past or their likelihood of occurring in the future. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus supplement, including in our annual report on Form 20-F for the year ended December 31, 2025 filed with the SEC on March 17, 2026, or the 2025 Annual Report, or any report of foreign private issuer on Form 6-K that is incorporated by reference into this prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. Our failure to apply any of the funds from this offering effectively could have a material adverse effect on our business and cause the price of our ordinary shares to decline.

If you purchase Ordinary Shares in this offering, you will incur immediate and substantial dilution in the book value of your investment.

You will suffer immediate and substantial dilution in the net tangible book value of the Ordinary Shares if you purchase shares in this offering. Based on the public offering price of $0.50 per share, after giving effect to this offering, purchasers of Ordinary Shares in this offering will experience immediate dilution in net tangible book value of $0.35 per share. To the extent outstanding options and warrants are exercised, you will incur further dilution. See “Dilution” for a more detailed description of the dilution to new investors in the offering.

You may experience dilution as a result of future equity offerings and other issuances of our Ordinary Shares or other securities. In addition, this offering and future equity offerings and other issuances of our Ordinary Shares or other securities may adversely affect our ordinary share price.

In order to raise additional capital, we may in the future offer additional Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares at prices that may not be the same as the price per Ordinary Share in this offering. We may sell Ordinary Shares or other securities in any other offering at a price per Ordinary Share that is less than the price per Ordinary Share paid by investors in this offering, and investors purchasing Ordinary Shares or other securities in the future could have rights superior to existing shareholders. The price per Ordinary Share at which we sell additional Ordinary Shares, or securities convertible or exchangeable into Ordinary Shares, in future transactions may be higher or lower than the price per Ordinary Share paid by investors in this offering. You will incur dilution upon exercise of any outstanding share options, warrants or upon the issuance of ordinary shares under our share incentive programs. In addition, the sale in this offering and any future offerings of a substantial number of our ordinary shares or securities convertible into ordinary shares in the public market, or the perception that such sales may occur, could adversely affect the price of our ordinary shares. We cannot predict the effect, if any, that market sales of those ordinary shares or the availability of those ordinary shares for sale will have on the market price of our ordinary shares.

Additionally, purchasers of Ordinary Shares in this offering, as well as our existing shareholders, may experience significant dilution due to the sale and issuance of shares at prices below the price at which they invested. Our largest existing shareholder holds outstanding warrants sold in our Rights Offering to purchase up to 5,000,000 Ordinary Shares. If these outstanding warrants are exercised, our outstanding Ordinary Shares would increase from 73,180,045 to 78,180,045, representing an increase of approximately 6.8% in the number of outstanding Ordinary Shares. Accordingly, shareholders will experience significant dilution of their ownership interests. The resale of these additional Ordinary Shares could also further cause the trading price of our Ordinary Shares to decline.

 Further, if all of the aforementioned outstanding warrants, pre-funded warrants and the Series B Warrants and Series C Warrants issued in the Concurrent Private Placement are exercised, our outstanding Ordinary Shares would increase from 73,180,045 to 106,883,224, representing an increase of approximately 46.1% in the number of outstanding Ordinary Shares. Accordingly, shareholders will experience significant dilution of their ownership interests. The resale of these additional Ordinary Shares, or the perception that such issuances or resales could occur, could also further cause the market price of our Ordinary Shares to decline.

Future issuances or sales, or the potential for future issuances or sales, of our Ordinary Shares may cause the trading price of our Ordinary Shares to decline and could impair our ability to raise capital through subsequent equity offerings.

We have issued a significant number of Ordinary Shares and we may do so in the future. Shares to be issued in future equity offerings could cause the market price of our Ordinary Shares to decline and could have an adverse effect on our earnings per share if and when we become profitable. In addition, future sales of our Ordinary Shares or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our Ordinary Shares to decline, and could materially impair our ability to raise capital through the sale of additional securities.

The market price of our Ordinary Shares could decline due to sales, or the announcements of proposed sales, of a large number of Ordinary Shares in the market, including sales of Ordinary Shares issuable upon exercise of outstanding warrants, an additional 16,000,000 Ordinary Shares issuable upon the exercise of the Warrants, or other sales of Ordinary Shares by our large shareholders, or the perception that these sales could occur.  These sales or the perception that these sales could occur could also depress the market price of our Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities or make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate. We cannot predict the effect that future sales of Ordinary Shares or other equity-related securities would have on the market price of our Ordinary Shares.

Our amended and restated articles of association authorize our board of directors to, among other things, issue additional Ordinary Shares or securities convertible or exchangeable into Ordinary Shares, without shareholder approval. We may issue such additional Ordinary Shares or convertible securities to raise additional capital. The issuance of any additional Ordinary Shares or convertible securities could be substantially dilutive to our shareholders. Moreover, to the extent that we issue restricted share units, share appreciation rights, options or warrants to purchase our Ordinary Shares in the future and those share appreciation rights, options or warrants are exercised, or as the restricted share units settle, our shareholders may experience further dilution. Holders of our Ordinary Shares have no preemptive rights that entitle such holders to purchase their pro rata share of any offering of shares or equivalent securities and, therefore, such sales or offerings could result in increased dilution to our shareholders.

An active trading market for our Ordinary Shares may not be sustained.

Although our Ordinary Shares are listed on Nasdaq, the market for our Ordinary Shares has demonstrated varying levels of trading activity. Furthermore, the current level of trading may not be sustained in the future. The lack of an active market for our Ordinary Shares may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to utilize our shares as consideration in any licensing or other collaboration transactions with third parties.

Our share price may be subject to substantial volatility, and shareholders may lose all or a substantial part of their investment.

Our Ordinary Shares currently trade on Nasdaq. There is limited public float, and trading volume historically has been low and sporadic. As a result, the market price for our Ordinary Shares may not necessarily be a reliable indicator of our fair market value. The price at which our Ordinary Shares trades may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of sources of revenues, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

Because we do not anticipate paying any cash dividends on our Ordinary Shares in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never paid or declared any cash dividends on our Ordinary Shares. We currently intend to retain earnings, if any, to finance the growth and development of our business and we do not anticipate paying any cash dividends in the foreseeable future. As a result, only appreciation of the price of our Ordinary Shares will provide a return to our shareholders.

Resales of our Ordinary Shares in the public market during this offering by our shareholders may cause the market price of our Ordinary Shares to fall.

Sales of a substantial number of our Ordinary Shares could occur at any time. The issuance of new Ordinary Shares could result in resales of our Ordinary Shares by our current shareholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Ordinary Shares.

This offering and the Concurrent Private Placement may cause the trading price of our Ordinary Shares to decrease.

The price per Ordinary Share and concurrently sold Warrants, together with the number of Ordinary Shares we propose to issue and ultimately will issue if this offering and the Concurrent Private Placement are completed, may result in an immediate decrease in the market price of our Ordinary Shares. This decrease may continue after the completion of this offering and the private placement.

Risks Related to Enforceability of Civil Liabilities

Investors may have difficulty enforcing judgments against us, our directors and management.

We were incorporated in Israel. Substantially all of our executive officers and directors reside outside of the United States, and all of our assets and most of the assets of these persons are located outside of the United States. Therefore, a judgment obtained against us, or any of these persons, including a judgment based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the United States and may not be enforced by an Israeli court. It also may be difficult for you to effect service of process on these persons in the United States or to assert U.S. securities law claims in original actions instituted in Israel. Additionally, it may be difficult for an investor, or any other person or entity, to initiate an action with respect to U.S. securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact by expert witnesses, which can be a time consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel that addresses the matters described above. As a result of the difficulty associated with enforcing a judgment against us in Israel, you may not be able to collect any damages awarded by either a U.S. or foreign court.

One member of our board of directors, Mr. Yang Huang, is a citizen of and is located in the People’s Republic of China, or the PRC. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States on Mr. Huang and attempts to enforce such a judgment in the PRC could be costly, time consuming and ultimately unsuccessful.

In addition, Mr. Vincent Chun Hung Chan, a member of our board of directors, is a citizen of both Great Britain and the Hong Kong Special Administrative Region of the PRC, or Hong Kong. Mr. Chan is located in Hong Kong. There is uncertainty as to whether the courts of Hong Kong would: (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is: (i) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (ii) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States and attempts to enforce such a judgment in Hong Kong on Mr. Chan could be costly, time consuming and ultimately unsuccessful.

To the extent any of our directors are located in China or Hong Kong, it may be difficult for you to enforce liabilities and enforce judgments on these individuals, for you to effect service of process within the United States upon these persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

As a result of the foregoing, you may have more difficulties in protecting your interests through actions against us, our officers or directors than would shareholders of a company incorporated in a jurisdiction in the United States. See “Enforceability of Civil Liabilities” for a more detailed discussion on enforcement risks related to civil liabilities.

USE OF PROCEEDS

We estimate the net proceeds to us from this offering and the Concurrent Private Placement will be approximately $3.5 million, after deducting the Placement Agent’s fees and estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering and the Concurrent Private Placement for working capital and general corporate purposes.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2025:

●	on an actual basis;

●	on an as adjusted basis to give effect to the issuance of 8,000,000 Ordinary Shares, the Series B Warrants and the Series C Warrants for aggregate net proceeds of approximately $3.5 million.

You should read this table in conjunction with our Financial Statements as of December 31, 2025 and “Item 5. Operating and Financial Review and Prospects” in our 2025 Annual Report and incorporated by reference herein.

	As of December 31, 2025
U.S. dollars in thousands	Actual	As adjusted

Cash and cash equivalents	$8,897	$12,397
Shareholders’ equity:
Ordinary Shares, no par value per share, 2,500,000,000 authorized and 73,122,293 issued and outstanding as of December 31, 2025; 81,122,293 issued and outstanding as adjusted.	-	-
Additional paid-in capital	129,487	132,987
Accumulated loss	$(120,436)	$(120,436)
Total shareholders’ equity	$9,051	$12,551
Total capitalization	$9,051	$12,551

The above discussion and table assume that all of the Warrants are exercised and is based on 73,122,293 Ordinary Shares issued and outstanding as of December 31, 2025. This number excludes the following:

●	an aggregate of 3,331,413 Ordinary Shares issuable upon the exercise of outstanding options to purchase Ordinary Shares, at exercise prices ranging between NIS 2.4 to NIS 17.9 (approximately $0.77 to $5.62) per Ordinary Share, issued to directors, officers, service providers and employees issued under the 2006 Option Plan;

●	an aggregate of 977,053 Ordinary Shares issuable upon the exercise of outstanding options to purchase Ordinary Shares, at exercise prices ranging between NIS 2.34 to NIS 2.79 (approximately $0.74 to $0.88) per Ordinary Share, issued to directors, officers, service providers and employees issued under the 2024 Incentive Plan; and

●	an aggregate of 1,815,032 Ordinary Shares issuable upon the vesting of RSUs, granted under the 2024 Incentive Plan.

●	an aggregate of 9,703,199 Ordinary Shares issuable upon the exercise of the Warrants, at an exercise price of $1.00 per Ordinary Share, issued in the Rights Offering;

●	an aggregate of 40,873 Ordinary Shares issuable upon the exercise of pre-funded warrants, at an exercise price of $0.0001 per Ordinary Share, issued in the Rights Offering;

●	an aggregate of 8,000,000 Ordinary Shares issuable upon the exercise of the Series B Warrants issued in connection with the Concurrent Private Placement, at an exercise price of $0.55 per Ordinary Share; and

●	an aggregate of 8,000,000 Ordinary Shares issuable upon the exercise of the Series C Warrants issued in connection with the Concurrent Private Placement, at an exercise price of $0.55 per Ordinary Share.

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the effective offering price per share of the Ordinary Shares and the as-adjusted net tangible book value per share of our Ordinary Shares immediately after the Offering.

Our historical net tangible book value as of December 31, 2025, was approximately $9.1 million, or $0.12 per Ordinary Share, based on 73,122,293 Ordinary Shares outstanding as of December 31, 2025. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of Ordinary Shares outstanding as of December 31, 2025.

Our as adjusted net tangible book of our Ordinary Shares was approximately $12.55 million, or $0.15 per Ordinary Share, based on 81,122,293 Ordinary Shares outstanding as of March 26, 2026, after giving effect to: (i) the receipt of net proceeds of $3.5 million and the issuance of 8,000,000 Ordinary Shares, Series B Warrants and Series C Warrants in connection with this offering and the Concurrent Private Placement.

After giving effect to the items above and the issuance and sale in this offering of 8,000,000 Ordinary Shares and Current Private Placement of Series B Warrants and Series C Warrants at a price per Ordinary Share of $0.50 and after deducting estimated offering expenses payable by us, our as-adjusted net tangible book value on an adjusted basis as of December 31, 2025 would have been $12.55 million, or approximately $0.15 per Ordinary Share. This represents an immediate increase in net tangible book value of $0.03 per Ordinary Share to our existing holders of Ordinary Shares and an immediate dilution of $0.35 per Ordinary Shares to the investor in the offering, as illustrated in the following table:

Offering price per Ordinary Share	$0.50
Net tangible book value per Ordinary Share as of December 31, 2025	$0.12
Increase in net tangible book value per Ordinary Share attributable to the adjustments described above	$0.03
as adjusted net tangible book value per Ordinary Share as of December 31, 2025	$0.15
Dilution per Ordinary Share to the investor in the offering	$0.35
Percentage of dilution in net tangible book value per Ordinary Share for new investors	69%

The number of Ordinary Shares to be outstanding immediately after this offering is based on 73,122,293 Ordinary Shares outstanding as of December 31, 2025 and excludes:

●	an aggregate of 3,331,413 Ordinary Shares issuable upon the exercise of outstanding options to purchase Ordinary Shares, at exercise prices ranging between NIS 2.4 to NIS 17.9 (approximately $0.77 to $5.62) per Ordinary Share, issued to directors, officers, service providers and employees issued under the 2006 Option Plan;

●	an aggregate of 977,053 Ordinary Shares issuable upon the exercise of outstanding options to purchase Ordinary Shares, at exercise prices ranging between NIS 2.34 to NIS 2.79 (approximately $0.74 to $0.88) per Ordinary Share, issued to directors, officers, service providers and employees issued under the 2024 Incentive Plan; and

●	an aggregate of 1,815,032 Ordinary Shares issuable upon the vesting of RSUs, granted under the 2024 Incentive Plan.

●	an aggregate of 9,703,199 Ordinary Shares issuable upon the exercise of the Warrants, at an exercise price of $1.00 per Ordinary Share, issued in the Rights Offering;

●	an aggregate of 40,873 Ordinary Shares issuable upon the exercise of pre-funded warrants, at an exercise price of $0.0001 per Ordinary Share, issued in the Rights Offering;

●	an aggregate of 8,000,000 Ordinary Shares issuable upon the exercise of the Series B Warrants issued in connection with the Concurrent Private Placement, at an exercise price of $0.55 per Ordinary Share; and

●	an aggregate of 8,000,000 Ordinary Shares issuable upon the exercise of the Series C Warrants issued in connection with the Concurrent Private Placement, at an exercise price of $0.55 per Ordinary Share.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 8,000,000 Ordinary Shares.

Ordinary Shares

The material terms and provisions of our Ordinary Shares are described in the section entitled “Description of Securities–Description of Ordinary Shares” beginning on page 11 of the accompanying prospectus.

CONCURRENT PRIVATE PLACEMENT OF WARRANTS

Concurrently with this offering, we are also selling to the purchasers in this offering the Series B Warrants to purchase up to 8,000,000 Ordinary Shares and the Series C Warrants to purchase up to 8,000,000 Ordinary Shares, each at an exercise price of $0.55 per Ordinary Share. The Warrants will be immediately exercisable upon issuance, with the Series B Warrants expiring five years from the date of issuance and the Series C Warrants expiring one year from the date of issuance. The Warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Warrants

The following summary of certain terms and provisions of the Warrants that are being sold in a separate, Concurrent Private Placement is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants, the forms of which are attached as Exhibit 4.1 and 4.2 to the Report of Foreign Private Issuer on Form 6-K that we furnished to the SEC on March 26, 2026.

Duration and Exercise Price

Each Warrant offered will have an initial exercise price of $0.55 per share. The Series B Warrant expire five years from the date of issuance and the Series C Warrants expire one year from the date of issuance The exercise price and number of Ordinary Shares issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our Ordinary Shares and/or the exercise price. The Warrants are being issued in a separate private placement and may therefore be transferred separately from the Ordinary Shares being sold in this offering immediately upon issuance. For each Ordinary Share purchased in this offering, two Warrants (One Series B Warrant and one Series C Warrant) will be issued in the Concurrent Private Placement. Each Warrant is exercisable for one Ordinary Share.

Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of Ordinary Shares purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of a Warrant to the extent that the holder would own more than 4.99% of the outstanding Ordinary Shares immediately after exercise provided, however that a holder will not exceed beneficial ownership of 44.99% of our outstanding Ordinary Shares at any time. Upon at least 61 days’ prior notice from the holder to us, the holder may decrease that limitation on ownership of outstanding stock after exercising the holder’s Warrants, but that percentage may never exceed 4.99%. In addition, the holder may not hold at any time Ordinary Shares that would cause the holder and its affiliates’ holdings together with the holdings of any person acting as a group together with such holder and/or its affiliate to represent 45% or more (if there is no other shareholder in our Company holding 45% or more) of the total voting rights in our Company, unless in compliance with the special tender offer rules as provided in sections 328-335 of the Israeli Companies Law of 5759-1999 and guidance of the Israel Securities Authority. No fractional Ordinary Shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will, at our election, either (i) pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price, or (ii) round up the number of Ordinary Shares being issued upon exercise to the next whole Ordinary Share.

Cashless Exercise

A holder of the Warrants will have the right to exercise such warrants on a “cashless” basis if there is no effective registration statement registering the issuance of the Ordinary Shares issuable upon the exercise of the Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of (i) our outstanding voting securities or (ii) the voting power of our outstanding voting securities, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. In certain circumstances, the holder will have the right to receive the Black Scholes Value of the Warrant calculated pursuant to a formula set forth in the Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of our Ordinary Shares as described in the Warrants.

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant together with the appropriate instruments of transfer.

Resale Registration Statement

Pursuant to the Purchase Agreement that we entered into with the investors in connection with this offering, we are required to file a registration statement on Form F-1 within 15 calendar days of the date of the Purchase Agreement to register the Ordinary Shares issuable upon exercise of the Warrants and to use commercially reasonable efforts to cause such registration statement to become effective within 60 days, or within 90 days of the filing of the registration statement in the event of a full review by the SEC and to keep such registration statement effective as provided in the Purchase Agreement.

Exchange Listing

We do not intend to list the Warrants on Nasdaq or any other securities exchange or nationally recognized trading system.

Right as a Shareholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership, the holders of the Warrants do not have the rights or privileges of holders of our Ordinary Shares, including any voting rights, until they exercise their Warrants.

PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners has agreed to act as our Placement Agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated March 26, 2026. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its best efforts to sell the securities offered by this prospectus supplement and accompanying prospectus. The terms of this offering were subject to market conditions and negotiations between us and the investors. We have entered into a securities purchase agreement directly with the investors who have agreed to purchase our securities in this offering. We will only sell securities in this offering to such investors.

We will deliver the securities being issued to the investors upon receipt of such investors’ funds for the purchase of the securities offered pursuant to this prospectus supplement and the accompanying prospectus. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about March 27, 2026.

We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

We have engaged A.G.P./Alliance Global Partners as our Placement Agent in connection with this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds as set forth in the table below:

	Per Ordinary Share and Privately Placed Warrants	Total
Offering price	$0.50	$4,000,000
Placement Agent’s fees(1)	$0.035	$280,000
Proceeds, before expenses, to us(2)	$0.465	$3,720,000

(1)	We have agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds from the sale of the securities sold in this offering and the Concurrent Private Placement, except that a reduced cash fee of 3.0% will apply to proceeds from certain investors mutually agreed upon by the Company and the Placement Agent. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering and the Concurrent Private Placement.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Warrants being issued in the Concurrent Private Placement.

We have also agreed to reimburse the Placement Agent at closing for expenses related to legal fees incurred by it in connection with the offering and the Concurrent Private Placement in an aggregate amount up to $50,000. We estimate the total expenses payable by us for this offering together with fees payable in connection with the Concurrent Private Placement, excluding the Placement Agent fees and expenses, will be approximately $170,000.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Listing

Our Ordinary Shares are listed on Nasdaq under the trading symbol “ICCM”. We do not intend to apply for a listing of the Warrants issued in the Concurrent Private Placement on any national securities exchange or other nationally recognized trading system.

Company Standstill

We have agreed that, unless waiver by the purchasers, subject to certain exceptions, (i) we will not conduct any issuances of our Ordinary Shares for a period of 45 days following closing of this offering and that (ii) we will not effect or enter into an agreement to effect any issuance of Ordinary Shares or equivalents securities involving a variable rate transaction (as defined in the Purchase Agreement) for a period of six months following the closing of this offering, subject to certain exceptions as described in such Purchase Agreement, including that we may enter into and effect sales in an “at-the-market” offering entered into with the Placement Agent commencing 45 days following the closing of this offering.

Discretionary Accounts

The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Ordinary Shares offered hereby. Any such short positions could adversely affect future trading prices of the Ordinary Shares offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Certain legal matters with respect to U.S. law will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Sullivan & Worcester Tel Aviv (Har-Even & Co.), Tel Aviv, Israel. The Placement Agent is being represented by Thompson Hine LLP, New York, New York in connection with this offering.

EXPERTS

The financial statements of IceCure Medical Ltd. as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025, incorporated by reference into this prospectus, have been audited by Brightman Almagor Zohar & Co., a firm in the Deloitte global network, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated herein by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, our officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act and our principal shareholders are exempt from the reporting provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Form 6-K, unaudited interim financial information.

We maintain a corporate website at http://www.icecure-medical.com. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including any notices of general meetings of our shareholders.

The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus supplement do not constitute a part of this prospectus supplement. We have included these website addresses in this prospectus solely as inactive textual references.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus supplement and the accompanying prospectus, or any documents incorporated by reference herein or therein, about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed with the SEC. We are incorporating by reference in this prospectus the documents listed below:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 17, 2026; and

●	Our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on March 17, 2026 (with respect to the press release attached therewith as Exhibit 99.1, excluding the third and fourth paragraphs thereof); March 17, 2026; March 24, 2026 (with respect to the first, second, fifth, sixth, seventh, and eighth paragraphs and the section titled “Forward-Looking Statement” in the press release attached as Exhibit 99.1); March 25, 2026 (with respect to the first four, sixth, and seventh paragraphs and the section titled “Forward-Looking Statement” in the press release attached as Exhibit 99.1); and March 27, 2026; and

●	The description of our securities contained in Form 8-A, File No. 001-41502, filed with the SEC on September 9, 2022, as amended by Exhibit 2.1 to our 2025 Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 17, 2026, including any further amendments or reports filed for the purpose of updating such description.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Report of Foreign Private Issuer on Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Reports of Foreign Private Issuer on Form 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Report of Foreign Private Issuer on Form 6-K so identified shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC that is incorporated by reference will automatically update and supersede the information contained in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address: 7 Ha’Eshel St., PO Box 3163, Caesarea, 3079504 Israel, Attention: Chief Financial Officer.

PROSPECTUS

$100,000,000

IceCure Medical Ltd.

Ordinary Shares

Warrants

Units

We may offer and sell from time to time in one or more offerings up to a total amount of $100,000,000 of our ordinary shares, no par value, or the Ordinary Shares, warrants or units comprising a combination of Ordinary Shares and warrants. We refer to the Ordinary Shares, warrants, the Ordinary Shares issued or issuable upon exercise of the warrants and units, collectively, as the securities. Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in the securities.

Our Ordinary Shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “ICCM. On March 19, 2026, the last reported sale price of our Ordinary Shares on Nasdaq was $0.629 per Ordinary Share.

On March 19, 2026, the aggregate market value of our Ordinary Shares held by non-affiliates was approximately $30,554,953, based on 41,856,100 Ordinary Shares outstanding and a per Ordinary Share price of $0.73 based on the closing sale price of our Ordinary Shares on March 16, 2026. We have offered and sold $6.3 million of our securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

Investing in the securities involves a high degree of risk. Risks associated with an investment in the securities will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, or the SEC, as described in “Risk Factors” beginning on page 3.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the SEC nor any state or other foreign securities commission has approved or disapproved of these securities or passed on completeness or the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 24, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to an aggregate of $100,000,000 of the Ordinary Shares, warrants or units comprising a combination of Ordinary Shares and warrants in one or more offerings. We sometimes refer to the Ordinary Shares, warrants and units as the “securities” throughout this prospectus.

Each time we sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus and any related free writing prospectus together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before buying the securities being offered.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the securities, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, including information incorporated by reference herein, and any prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, nor any agent, underwriter or dealer has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: We have not done anything that would permit an offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

In this prospectus, “we,” “us,” “our,” the “Company” and “IceCure” refer to IceCure Medical Ltd. and its wholly owned subsidiaries, IceCure Medical Inc., a Delaware corporation, IceCure Medical HK Limited, a Hong Kong corporation and IceCure (Shanghai) MedTech Co., Ltd., a subsidiary of IceCure Medical HK Limited.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “NIS” are to New Israeli Shekels and references to “dollars” or “$” are to U.S. dollars.

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications.

We report our financial statements in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

We are a commercial stage medical device company focusing on the research, development and marketing of cryoablation systems and technologies based on liquid nitrogen, or LN2, for treating tumors. Cryoablation is the process by which benign and malignant tumors are ablated (destroyed) through freezing such tumors. Our proprietary cryoablation technology is a minimally invasive alternative to surgical intervention for tumors, including those found in breast, lungs, kidneys, bones and other indications. Our lead commercial cryoablation product is the ProSense system and its associated disposable CryoProbes. The ProSense system has received marketing authorization from the United States Food and Drug Administration for the local treatment of low-risk breast cancer with adjuvant endocrine therapy for women aged 70 and above, including patients who are not suitable for surgical alternatives for breast cancer treatment.

Corporate Information

We are an Israeli corporation based in Caesarea, Israel and were incorporated in Israel in 2006. On February 2, 2011, we became a public company in Israel and our Ordinary Shares were listed for trade on the Tel Aviv Stock Exchange, or the TASE. On August 26, 2021, our Ordinary Shares were listed for trade on Nasdaq. Our principal executive offices are located at 7 Ha’Eshel St., PO Box 3163, Caesarea, 3079504 Israel. Our telephone number in Israel is +972-4-6230333. Our website address is http://www.icecure-medical.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to, and intend to, take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” such as not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002. We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceeds $1.235 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

Implications of being a “Foreign Private Issuer”

We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual report with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Further, our officers, directors and principal shareholders are currently exempt from short-swing profit recovery provisions contained in Section 16 of the Exchange Act and our principal shareholders are exempt from the reporting provisions thereunder. As a foreign private issuer, we are not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. In addition, as a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of those otherwise required under the Nasdaq Stock Market rules for domestic U.S. issuers and are not required to be compliant with all Nasdaq Stock Market rules as would domestic U.S. issuers. These exemptions and leniencies will reduce the frequency and scope of information and protections available to you in comparison to those applicable to a U.S. domestic reporting company. We intend to take advantage of the exemptions available to us as a foreign private issuer during and after the period we qualify as an “emerging growth company.”

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks set forth below and described under “Risk Factors” in the applicable prospectus supplement and under “Item 3. Key Information - D. Risk Factors,” in our most recent Annual Report on Form 20-F, or any updates in our Reports of Foreign Private Issuer on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus under the caption “Cautionary Statement Regarding Forward-Looking Statements” below.

Risks Related to Enforceability of Civil Liabilities

Investors may have difficulty enforcing judgments against us, our directors and management.

We were incorporated in Israel. Substantially all of our executive officers and directors reside outside of the United States, and all of our assets and most of the assets of these persons are located outside of the United States. Therefore, a judgment obtained against us, or any of these persons, including a judgment based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the United States and may not be enforced by an Israeli court. It also may be difficult for you to effect service of process on these persons in the United States or to assert U.S. securities law claims in original actions instituted in Israel. Additionally, it may be difficult for an investor, or any other person or entity, to initiate an action with respect to U.S. securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact by expert witnesses, which can be a time consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel that addresses the matters described above. As a result of the difficulty associated with enforcing a judgment against us in Israel, you may not be able to collect any damages awarded by either a U.S. or foreign court.

One member of our board of directors, Mr. Yang Huang, is a citizen of and is located in the People’s Republic of China, or the PRC. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States on Mr. Huang and attempts to enforce such a judgment in the PRC could be costly, time consuming and ultimately unsuccessful.

In addition, Mr. Vincent Chun Hung Chan, a member of our board of directors, is a citizen of both Great Britain and the Hong Kong Special Administrative Region of the PRC, or Hong Kong. Mr. Chan is located in Hong Kong. There is uncertainty as to whether the courts of Hong Kong would: (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is: (i) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (ii) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States and attempts to enforce such a judgment in Hong Kong on Mr. could be costly, time consuming and ultimately unsuccessful.

To the extent any of our directors are located in China or Hong Kong, it may be difficult for you to enforce liabilities and enforce judgments on these individuals, for you to effect service of process within the United States upon these persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

As a result of the foregoing, you may have more difficulties in protecting your interests through actions against us, our officers or directors than would shareholders of a company incorporated in a jurisdiction in the United States. See “Enforceability of Civil Liabilities” for a more detailed discussion on enforcement risks related to civil liabilities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate” “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our planned level of revenues and capital expenditures;

●	our available cash and our ability to obtain additional funding;

●	our ability to market and sell our products;

●	regulatory developments in the United States and other countries;

●	our plans to continue to invest in research and development to develop technology for both existing and new products;

●	our ability to maintain our relationships with suppliers, manufacturers and other partners;

●	our ability to internally develop new inventions and maintain and protect our European, U.S., and other patents and other intellectual property;

●	our ability to obtain and maintain regulatory approvals for our products and their associated indications for use;

●	our ability to retain key executive members;

●	our ability to expose and educate physicians and other medical professionals about the use cases of our products;

●	our expectations regarding our tax classifications;

●	interpretations of current laws and the passages of future laws;

●	general market, political and economic conditions in the countries in which we operate, including those related to recent unrest and actual or potential armed conflict in Israel and other parts of the Middle East, such as the multi-front war Israel is facing; and

●	those factors referred to in “Item 3.D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects”, in our most recent Annual Report on Form 20-F, which is incorporated by reference herein.

You are urged to carefully review and consider the various disclosures made throughout this prospectus supplement and accompanying prospectus, including in the information incorporated by reference herein and therein, which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Any forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, the section of our most recent Annual Report on Form 20-F entitled “Item 4. Information on the Company,” which is incorporated by reference into this prospectus supplement, contains information obtained from independent industry and other sources that we believe to be reliable, but that we have not independently verified. Accordingly, you should not put undue reliance on this information.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus (if any) under the caption “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus, the documents incorporated by reference herein and any prospectus supplement.

USE OF PROCEEDS

Unless otherwise set forth in the related prospectus supplement or, if applicable, the pricing supplement, we intend to use the net proceeds from the sale of securities offered through this prospectus for general corporate and working capital purposes, which include financing our operations, capital expenditures and research and development. The specific purpose of any individual issuance of securities will be described in the related prospectus supplement.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. Under the Companies Law, the repurchase of shares is treated as a dividend distribution.

The Israeli Companies Law, 5759-1999, or the Companies Law, imposes further restrictions on our ability to declare and pay dividends. Under the Companies Law, we may declare and pay dividends only if, upon the determination of our board of directors, there is no reasonable concern that the distribution will prevent us from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to our then last reviewed or audited financial statements, provided that the end of the period to which the financial statements relate is not more than six months prior to the date of distribution. In the event that we do not meet such earnings criteria, we may seek the approval of a court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

Under the Companies Regulations (Relief for Companies Whose Securities are Listed on a Stock Exchange Outside of Israel), 5760–2000, or the Exemptions Regulations, however, an Israeli company whose shares are listed outside Israel is permitted to execute distributions through repurchasing its own shares, even if the profit test is not met, without the need for a court’s approval. This exemption is subject to certain conditions, including, among others: (i) the distribution meets the solvency test; and (ii) there had not been any objection filed by any of the Company’s creditors to the relevant court. If any creditor objects to such distribution, the Company will be required to obtain the court’s approval for such distribution.

Payment of dividends may be subject to Israeli withholding taxes. See “Item 10 – Taxation” in our most recent Annual Report on Form 20-F for additional information, which is incorporated by reference herein.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2025:

You should read this table in conjunction with our Financial Statements as of December 31, 2025 and “Item 5. Operating and Financial Review and Prospects” in our most recent Annual Report on Form 20-F and incorporated by reference herein.

U.S. dollars in thousands	As of December 31, 2025

Cash and cash equivalents	$8,897
Shareholders’ equity:
Ordinary Shares, no par value per share, 2,500,000,000 authorized and 73,122,293 issued and outstanding as of December 31, 2025.	-
Additional paid-in capital	129,487
Accumulated deficit	$(120,436)
Total shareholders’ equity	$9,051
Total capitalization	$9,051

The table above is based on 73,122,293 Ordinary Shares issued and outstanding as of December 31, 2025 and excludes the following as of such date:

●	an aggregate of 3,331,413 Ordinary Shares issuable upon the exercise of outstanding options to purchase Ordinary Shares, at exercise prices ranging between NIS 2.4 to NIS 17.9 (approximately $0.77 to $5.62) per Ordinary Share, issued to directors, officers, service providers and employees issued under our IceCure Medical Ltd. 2006 Employee Share Option Plan, as amended from time to time;

●	an aggregate of 977,053 Ordinary Shares issuable upon the exercise of outstanding options to purchase Ordinary Shares, at exercise prices ranging between NIS 2.34 to NIS 2.79 (approximately $0.74 to $0.88) per Ordinary Share, issued to directors, officers, service providers and employees issued under our IceCure Medical Ltd. 2024 Employee Equity Incentive Plan, or the 2024 Incentive Plan;

●	an aggregate of 1,815,032 Ordinary Shares issuable upon the vesting of restricted share units, granted under the 2024 Incentive Plan;

●	an aggregate of 9,703,199 Ordinary Shares issuable upon the exercise of warrants, at an exercise price of $1.00 per Ordinary Share, issued in our rights offering which closed on August 1, 2025, or the Rights Offering; and

●	an aggregate of 40,873 Ordinary Shares issuable upon the exercise of pre-funded warrants, at an exercise price of $0.0001 per Ordinary Share, issued in the Rights Offering.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, Ordinary Shares, warrants to purchase Ordinary Shares or units comprising a combination of Ordinary Shares and warrants.

In this prospectus, we refer to the Ordinary Shares and warrants to purchase Ordinary Shares and units that may be offered by us collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $100,000,000. The actual price per share of the shares that we will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF ORDINARY SHARES

General

The following description of our share capital, certain provisions of our amended and restated articles of association, as may be amended and restated from time to time, and Israeli law is a summary and does not purport to be complete and is qualified in its entirety by reference to the provisions of our amended and restated articles of association, Israeli law, and the other documents referenced herein.

As of March 19, 2026, our authorized share capital consisted of 2,500,000,000 Ordinary Shares, with no par value, of which 73,180,045 shares were issued and outstanding as of such date. All of our outstanding Ordinary Shares have been validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and are not subject to any pre-emptive rights.

Our registration number with the Israeli Registrar of Companies is 513787804.

Ordinary Shares

In the last three years, we have issued an aggregate of 27,556,611 Ordinary Shares in several public offerings, the Rights Offering, and upon exercises of employees’ stock options for aggregate net proceeds of $26,693 thousand (in each case based on the exchange rate of the NIS and U.S. dollar applicable on the day of the closing of the respective transaction).

Options

In the last three years, we have granted options to purchase an aggregate of 1,122,614 Ordinary Shares to directors, officers and employees with exercise prices ranging from NIS 2.3 to NIS 11.3 (approximately $0.74 to $3.64) per share. A total of 106,250 options were exercised in the last three years.

Restricted Share Units

In the last three years, we have granted an aggregate of 2,353,426 restricted share units to directors, officers and employees.

Warrants

In the last three years, we have issued an aggregate of 9,999,994 warrants to purchase Ordinary Shares, all of which were issued at the closing of the Rights Offering.

Pre-Funded Warrants

In the last three years, we have issued an aggregate of 45,238 pre-funded warrants to purchase Ordinary Shares, all of which were issued at the closing of the Rights Offering.

Our Articles of Association

Purposes and Objects of the Company

Our purpose is set forth in Article 4 of our amended and restated articles of association and includes every lawful purpose.

The Powers of the Directors

Our board of directors directs our policy and supervises the performance of our Chief Executive Officer and his or her actions. Our board of directors may exercise all powers that are not required under the Companies Law or under our amended and restated articles of association to be exercised or taken by our shareholders.

Rights Attached to Shares

Our Ordinary Shares shall confer upon the holders thereof:

●	equal right to attend and to vote at all of our general meetings, whether regular or special, with each Ordinary Share entitling the holder thereof, that attends the meeting and participates in the vote, whether in person, by proxy or by written ballot, to one vote;

●	equal right to participate in the distribution of dividends, if any, whether payable in cash or in bonus shares, and in distributions of assets or in any other distribution, on a per share pro rata basis; and

●	equal right to participate, upon our dissolution, in the distribution of our assets legally available for distribution, on a per share pro rata basis.

Election of Directors

Under our amended and restated articles of association, the board of directors shall consist of not less than five (5) and not more than eleven (11) directors, unless the general meeting resolves otherwise.

Pursuant to the Companies Law, the management of our business is vested in our board of directors. Our board of directors may exercise all powers and may take all actions that are not specifically granted to our shareholders or to management.

The directors, other than the external directors, if any (who are elected and serve in office in accordance with the provisions of the Companies Law), shall be classified, with respect to the terms that each of them holds in office, into three classes, as equal in number as practicable, hereby designated as Class I, Class II and Class III. On February 5, 2026, our board of directors approved and determined the designation of directors into classes.

In addition, under certain circumstances, our amended and restated articles of association allow our board of directors to appoint directors to fill vacancies on our board of directors or in addition to the acting directors (subject to the maximum number of directors permitted) to serve in one of the classes and until the next annual general meeting of the applicable class at which directors of such class are to be elected or re-elected.

External directors are elected for an initial term of three years and may be elected for up to two additional three-year terms following their initial term of three years, under certain circumstances, and may be removed from office pursuant to the terms of the Companies Law. See “Item 6.C. Management—Board Practices—External Directors” in our most recent Annual Report on Form 20-F, which is incorporated by reference herein.

Annual and Special Meetings

Under the Companies Law, we are required to hold an annual general meeting of our shareholders once every calendar year, at such time and place as determined by our board of directors, which must be no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special general meetings. Our board of directors may call special meetings whenever it sees fit and upon the written request of: (a) any two of our directors or such number of directors equal to one quarter of the directors then at office; and/or (b) one or more shareholders holding, in the aggregate, either (i) five percent (5%) or more of our outstanding issued shares and one percent (1%) or more of our outstanding voting power or (ii) five percent (5%) or more of our outstanding voting power, or the Non-Exempted Holding. However, under the Exemptions Regulations, the board of directors of an Israeli company whose shares are listed outside of Israel shall convene a special meeting at the request of (i) one or more shareholders holding at least ten percent (10%) of the issued and outstanding share capital, and at least one percent (1%) of the voting rights in the company, or (ii) one or more shareholders holding at least ten percent (10%) of the voting rights in the company, provided that if the applicable law applicable to companies incorporated in the country in which the Company is listed for trading establishes a right to demand convening of such a meeting for holders of a percentage lower than ten percent (10%), then the Non-Exempted Holding shall apply.

In addition, one or more shareholders that hold at least one percent (1%) of the voting rights of a company may request its board of directors to include an item on the agenda of a future general meeting, provided that it is appropriate to discuss such a matter at the general meeting. Under the Exemptions Regulations, one or more shareholders of an Israeli company whose shares are listed outside of Israel may request the company’s board of directors to include an appointment of a candidate for a position on the board of directors or the dismissal of a board member from office, as an item on the agenda of a future general meeting (if the company sees fit), provided that the shareholder holds at least five percent (5%) of the voting rights of the company, instead of one percent (1%) as required previously.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four (4) and sixty (60) days prior to the date of the meeting, as the case may be. Resolutions regarding the following matters must be approved at a general meeting of our shareholders:

●	amendments to our amended and restated articles of association;

●	the exercise of our board of directors’ powers by a general meeting if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management;

●	appointment or termination of our auditors;

●	appointment of directors, including external directors;

●	approval of acts and transactions requiring general meeting approval pursuant to the provisions of the Companies Law (mainly certain related party transactions) and any other applicable law;

●	increases or reductions of our authorized share capital;

●	a merger (as such term is defined in the Companies Law); and

●	a dissolution of the Company by the court or by its shareholders (as such term is defined in the Companies Law).

Notices

The Companies Law and our amended and restated articles of association require that a notice of any annual or special shareholders meeting be provided at least 14 or 21 days prior to the meeting, as the case may be, and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, approval of the company’s general manager to serve as the chairman of the board of directors or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Quorum

As permitted under the Companies Law and our amended and restated articles of association, the quorum required for our general meetings consists of at least two shareholders present in person, by proxy, and who hold or represent at least 25% of the total outstanding voting rights. If half an hour has elapsed from the time set for the meeting and the quorum is not present, the meeting shall be adjourned to the business day following the day of the meeting, at the same time and place or to such other date, time and place as determined by the board of directors. The Company shall announce, by way of an immediate report, the adjournment of the meeting and the date of the adjourned meeting. If a quorum is not present at such adjourned meeting, at least one shareholder present in person or by proxy shall constitute a quorum, unless the meeting was convened upon the requestion of shareholders. If a special general meeting was convened following the request of a shareholder pursuant to applicable law, and a quorum is not present within half an hour, the meeting shall be canceled.

Adoption of Resolutions

Our amended and restated articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required under the Companies Law or our amended and restated articles of association. A shareholder may vote in a general meeting in person, by proxy, by a written ballot.

Changing Rights Attached to Shares

Unless otherwise provided by the terms of the shares and subject to any applicable law, any modification of rights attached to any class of shares must be adopted by the holders of a majority of the shares of that class present at a general meeting of the affected class or by a written consent of all the shareholders of the affected class.

The enlargement of an existing class of shares or the issuance of additional shares thereof shall not be deemed to modify the rights attached to the previously issued shares of such class or of any other class, unless otherwise provided by the terms of the shares.

Limitations on the Right to Own Securities in Our Company

There are no limitations on the right to own our securities.

Provisions Restricting Change in Control of Our Company

There are no specific provisions of our amended and restated articles of association that would have the effect of delaying, deferring or preventing a change in control of the Company or that would operate only with respect to a merger, acquisition or corporate restructuring involving us (or any of our subsidiaries). However, as described below, certain provisions of the Companies Law may have such effect.

Merger

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to the merger have the transaction approved by its board of directors and, unless certain requirements described under the Companies Law are met, by a majority vote of the shareholders, and, in the case of the target company, also majority vote of each class of its shares. For purposes of the shareholder vote of each party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person or group of persons acting in concert who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger will be subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders instead. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors. If the transaction would have been approved by the shareholders of a merging company but did not receive the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the petition of holders of at least 25% of the voting rights of a company. For such petition to be granted, the court must find that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. In addition, a merger may not be completed unless at least (1) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each merging company and (2) 30 days have passed since the merger was approved by the shareholders of each merging company.

Special Tender Offer

The Companies Law also provides that, subject to certain exceptions, an acquisition of shares in an Israeli public company must be made by means of a “special” tender offer if, as a result of the acquisition, (1) the purchaser would become a holder of 25% or more of the voting rights in the company, unless there is already another holder of at least 25% or more of the voting rights in the company, or (2) the purchaser would become a holder of 45% or more of the voting rights in the company, unless there is already a holder of more than 45% of the voting rights in the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholders’ approval, subject to certain conditions, (2) was from a holder of 25% or more of the voting rights in the company which resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (3) was from a holder of more than 45% of the voting rights in the company which resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A “special” tender offer must be extended to all shareholders. In general, a “special” tender offer may be consummated only if (1) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (2) the offer is accepted by a majority of the offerees who notified the company of their position in connection with such offer (excluding the offeror, controlling shareholders, holders of 25% or more of the voting rights in the company or anyone on their behalf, or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

However, under the Exemptions Regulations, such limitations regarding a tender offer do not apply to an Israeli company whose shares are listed outside of Israel, provided that the applicable law applicable to companies incorporated in the country in which the company is listed for trade provides restrictions on the acquisition of control of any percentage of a company or that the acquisition of control of any percentage of the company requires the purchaser to also offer its securities (by way of tender offer) to shareholders from among the public.

Full Tender Offer

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of an Israeli company’s outstanding shares or of a certain class of shares, the acquisition must be made by means of a tender offer for all of the outstanding shares, or for all of the outstanding shares of such class, as applicable. In general, if less than 5% of the outstanding shares, or of the applicable class, are not tendered in the tender offer and more than half of the offerees who have no personal interest in the offer tendered their shares, all the shares that the acquirer offered to purchase will be transferred to it by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares. Any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may request, by petition to an Israeli court, (i) appraisal rights in connection with a full tender offer, and (ii) that the fair value should be paid as determined by the court, for a period of six months following the acceptance thereof. However, the acquirer is entitled to stipulate, under certain conditions, that tendering shareholders will forfeit such appraisal rights.

Tax Considerations for Acquisitions

Lastly, Israeli tax law treats some acquisitions, such as stock-for-stock exchanges between an Israeli company and a foreign company, less favorably than U.S. tax laws. For example, Israeli tax law may, under certain circumstances, subject a shareholder who exchanges his Ordinary Shares for shares in another corporation to taxation prior to the sale of the shares received in such stock-for-stock swap.

Exclusive Forum

Our amended and restated articles of association provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions, and accordingly, both state and federal courts have jurisdiction to entertain such claims. While the federal forum provision in our amended and restated articles of association does not restrict the ability of our shareholders to bring claims under the Securities Act, we recognize that it may limit shareholders’ ability to bring a claim in the judicial forum that they find favorable and may increase certain litigation costs, which may discourage the filing of claims under the Securities Act against the Company, its directors and officers. However, the enforceability of similar forum provisions (including exclusive federal forum provisions for actions, suits or proceedings asserting a cause of action arising under the Securities Act) in other companies’ organizational documents has been challenged in legal proceedings, and there is uncertainty as to whether courts would enforce the exclusive forum provisions in our amended and restated articles of association. Any person or entity purchasing or otherwise acquiring any interest in our share capital shall be deemed to have notice of and to have consented to the choice of forum provision of our amended and restated articles of association described above. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

Changes in Our Capital

The general meeting may, by a simple majority vote of the shareholders attending the general meeting:

●	increase our registered share capital by the creation of new shares from the existing class or a new class, as determined by the general meeting;

●	cancel any registered share capital that has not been taken or agreed to be taken by any person;

●	consolidate and divide all or any of our share capital into shares of larger nominal value than our existing shares; and

●	subdivide our existing shares or any of them, our share capital or any of it, into shares of smaller nominal value than is fixed.

DESCRIPTION OF WARRANTS

We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement or other evidence. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in an applicable prospectus supplement relating to a particular series of warrants. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We may also choose to act as our own warrant agent. We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	exchange distributions and/or secondary distributions;

●	the number of securities purchasable upon exercise of the warrants;

●	the designation and terms of the securities, if any, with which the warrants are issued, and the number of the warrants issued with each such offered security;

●	the date, if any, on and after which the warrants and the related securities will be separately transferable;

●	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	the manner in which the warrants may be exercised, which may include by cashless exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of Ordinary Shares issuable upon exercise of the warrants;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such warrants;

●	the anti-dilution and adjustment of share capital provisions of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

●	any other material terms of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. As specified in the applicable prospectus supplement, we may issue units consisting of our Ordinary Shares, warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

●	the terms of the units and of the Ordinary Shares and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find Additional Information.”

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following methods from time to time:

●	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	to one or more underwriters for resale to the public or to investors;

●	through agents;

●	in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

●	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to prevailing market prices; or

●	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

●	the name or names of any agents, dealers or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	the public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus and other legal matters concerning this offering relating to Israeli law were passed upon for us by Sullivan & Worcester Tel Aviv (Har-Even & Co.), Tel Aviv, Israel.

EXPERTS

The financial statements of IceCure Medical Ltd. as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025, incorporated by reference into this prospectus, have been audited by Brightman Almagor Zohar & Co., a firm in the Deloitte global network, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us. With the exception of the SEC registration fee, all amounts are estimates and may change:

SEC registration fee	$15,310.00
Printer fees and expenses	$3,500
Legal fees and expenses	$20,000
Accounting fees and expenses	$20,000
Miscellaneous	$10,000
Total	$68,810

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 17, 2026;

●	Our Reports of Foreign Private Issuer on Form 6-K furnished on March 17, 2026 (with respect to the press release attached therewith as Exhibit 99.1, excluding the third and fourth paragraphs thereof) and March 17, 2026; and

●	The description of our securities contained in Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 17, 2026.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: 7 Ha’Eshel St., PO Box 3163, Caesarea, 3079504 Israel, Attention: Chief Financial Officer.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Sullivan & Worcester Tel Aviv (Har-Even & Co.), that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, if U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts. However, the court may enforce a foreign judgment, even without reciprocity, based on the request of the attorney general under certain circumstances;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment are not contrary to the law or public policy in Israel;

●	the judgment was not obtained by fraud, there was reasonable opportunity for the defendant to present its case, the judgment was given by an authorized court to issue it under applicable international private law rules in Israel, and the judgment does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court;

●	the judgment is enforceable and according to the law of the foreign state in which it was granted; and

●	enforcement may be denied if it may violate the sovereignty or threaten the security of the State of Israel.

If a foreign judgment is declared enforceable by an Israeli court, it generally will be payable in Israeli currency. The conversion to Israeli currency will be based on the latest official exchange rate published by the Bank of Israel before the payment date. However, the obligated party will fulfil its duty by the judgment even if it chooses to make the payment in the same foreign currency, subject to the laws governing the foreign currency, applicable at that time.

Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

In addition, one member of our board of directors, Mr. Yang Huang, is a citizen of and is located in the PRC and one member of our board of directors, Mr. Vincent Chun Hung Chan, is a citizen of both Great Britain and Hong Kong and is located in Hong Kong. It may be difficult to enforce liabilities and enforce judgments on these individuals, for investors to effect service of process within the United States upon these persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. See “Risk Factors—Risks Related to Enforceability of Civil Liabilities—Investors may have difficulty enforcing judgments against us, our directors and management” in this prospectus for further details.

PRC courts may recognize and enforce foreign judgments against Mr. Huang in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity, however, between China and the United States for the mutual recognition and enforcement of court judgments. PRC courts will not enforce a foreign judgment against Mr. Huang if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

There is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against Mr. Chan predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against Mr. Chan predicated upon the securities laws of the United States or any state in the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Pursuing such a foreign judgment against Mr. Huang or Mr. Chan, therefore, may incur significant costs and may be time-consuming due to the complex nature of prosecuting or litigating any such potential action described above.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from short-swing profit recovery provisions contained in Section 16 of the Exchange Act, and our principal shareholders are exempt from the reporting provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Report of Foreign Private Issuer on Form 6-K, unaudited interim financial information.

We maintain a corporate website at http://www.icecure-medical.com. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including any notices of general meetings of our shareholders.

The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus do not constitute a part of this prospectus. We have included these website addresses in this prospectus solely as inactive textual references.

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

PROSPECTUS

8,000,000 Ordinary Shares

PROSPECTUS SUPPLEMENT

Sole Placement Agent

A.G.P

The date of this prospectus supplement is March 26, 2026